Exhibit 4.(i)(5)


                       SUBSCRIPTION AGREEMENT


            THIS SUBSCRIPTION AGREEMENT is made and entered into March 1, 2000 between 7-Eleven, Inc. (the "Company") and IYG Holding Company ("IYG").

            The parties hereto agree as follows.

            1. IYG shall purchase on March 16, 2000 and the Company shall issue to IYG on March 16, 2000, 113.7 million unregistered shares of common stock of the Company for $4.75 per share or an aggregate purchase price of $540,000,000. IYG agrees to transfer $540,000,000 to the Company on March 16, 2000 as payment of the purchase price for such common stock.

            2. On March 16, 2000, the Company and IYG shall execute the Registration Rights Agreement attached hereto as Exhibit A.

            3. On March 16, 2000, Ito-Yokado, Co., Ltd., Seven-Eleven Japan Co., Ltd. and the Company shall execute the Agreement as to Shares attached hereto as Exhibit B.


            IN WITNESS WHEREOF the parties hereto have executed this agreement as of March 1, 2000.



                                    7-ELEVEN, INC.

                                    By:        /s/ Ezra Shashoua
                                               -------------------
                                          Name:    Ezra Shashoua
                                          Title:   Treasurer


                                    ITO YOKADO CO., LTD.

                                    By          /s/ Andrew B. Janszky
                                                ---------------------
                                          Name:     Andrew B. Janszky
                                          Title:    Attorney-In-Fact


                                    SEVEN-ELEVEN JAPAN CO., LTD.

                                    By          /s/ Andrew B. Janszky
                                                ---------------------
                                           Name:    Andrew B. Janszky
                                           Title:   Attorney-In-Fact


                                    IYG HOLDING COMPANY

                                    By         /s/ Andrew B. Janszky
                                                ---------------------
                                           Name:    Andrew B. Janszky
                                           Title:   Attorney-In-Fact

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